Exhibit 99.1

Brian Smith

ESI

503-672-5760

smithb@esi.com

ESI Announces Second Quarter Fiscal 2011 Results

Orders Grow 139% Year Over Year and 10% Sequentially

PORTLAND, Ore. – October 28, 2010 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading supplier of innovative laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2011 second quarter ended October 2, 2010. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation and non-recurring items.

Revenue in the second quarter was $59.6 million, compared to $58.5 million in the first quarter of 2011 and $27.6 million in the same quarter one year ago. On a GAAP basis, net loss was $0.6 million or $0.02 per share, compared to net income of $0.2 million or $0.01 per diluted share in the prior quarter. On a non-GAAP basis, excluding the impact of purchase accounting, equity compensation and non-recurring items, second quarter net income was $2.9 million or $0.10 per diluted share, compared to net income of $0.8 million or $0.03 per diluted share in the first quarter.

“We saw excellent demand this quarter, with orders at $70 million. Solid revenue and improved gross margin yielded strong non-GAAP earnings,” stated Nick Konidaris, president and CEO of ESI. For the first half of fiscal 2011, sales were $118 million, up 135% from the first half of last fiscal year.

Orders for the second quarter were $70.2 million, compared to $64.1 million in the prior quarter and up 139% from $29.3 million in the prior year’s second quarter. Konidaris continued, “Our semiconductor and interconnect groups saw double-digit sequential order growth. We received orders from multiple customers in our DRAM repair business, including a large order from Hynix, and our flex circuit interconnect business had a record quarter.” Revenues increased 2% sequentially driven by strong orders and reduction of backlog in the interconnect and micromachining business.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2011 Results

Gross margin for the quarter was 44%, the highest in over two years. Konidaris added, “We are pleased that our gross margins rebounded this quarter, on higher production levels and improved product mix.”

Income tax expense for the quarter was $1.5 million, more than offsetting income before taxes of $0.9 million. The higher tax expense results in a year-to-date tax rate of approximately 32%, and is due to the timing of income between quarters and an increase in the expected annual level of income.

During the quarter ESI acquired the assets of PyroPhotonics Lasers Inc., a manufacturer of tailored-pulse fiber lasers based in Montreal, Canada. Konidaris stated, “We are enthusiastic about tailored-pulse technology and its capability. Tailored-pulse technology has provided significant differentiated value in our market-leading DRAM repair tools. In addition, PyroPhotonics will allow us to enter and strengthen our position across multiple markets and applications, including solar.”

Balance Sheet and Cash Flow

At quarter end, cash and investments totaled $169.8 million. Cash used in operations was $1.9 million, reflecting higher inventory and receivables balances due to timing of shipments during the quarter.

Q3 2011 Outlook

Based on current business conditions, ESI expects revenues for the third quarter of fiscal 2011 in the mid-$60 million range. We expect the acquisition of PyroPhotonics will negatively impact earnings by two to three cents per share. As a result, non-GAAP earnings per share are expected to be $0.10 to $0.15 excluding the impact of purchase accounting, equity compensation and non-recurring items.

Konidaris concluded, “Our product portfolio and competitive position are strong. Our growth strategy is on track, as we work to expand our addressable market by introducing new breakthrough solutions in the semiconductor, LED, and advanced micromachining markets. I’m pleased with our progress toward building ESI into the established leader in the growing market of precision laser micromachining.”

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2011 Results

The company will hold a conference call today at 5:00 p.m. EDT. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.

The conference call can be accessed by calling 888-419-5570 (domestic participants) or 617-896-9871 (international participants). The conference ID number is 94675422. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through November 7, 2010, at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 17525614. The webcast will be available on ESI’s website for one year.

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About ESI

ESI is a leading supplier of innovative laser-based manufacturing solutions for the microtechnology industry. Our systems enable precise structuring and testing of micron to submicron features in semiconductors, electronic devices, LEDs and other high-value components. We partner with our customers to make breakthrough technologies possible in the semiconductor, microelectronics and other emerging industries. Founded in 1944, ESI is headquartered in Portland, Ore, with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2011 Results

Forward-Looking Statements

This press release includes forward-looking statements about the markets we serve, revenue, cash flow, growth, new products and markets, and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry - which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the semiconductor industry which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; risks related to the integration of the PyroPhotonics business; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; changes in tax laws or the interpretation of such tax laws; and future liquidity and valuation of auction rate securities.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2011 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2011 Results

(In thousands, except per share data)

(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
Operating Results:	Oct 2, 2010	Jul 3, 2010	Sep 26, 2009	Oct 2, 2010	Sep 26, 2009
Net sales	$59,554	$58,471	$27,638	$118,025	$50,241
Cost of sales	33,553	36,998	18,212	70,551	34,854

Gross profit	26,001	21,473	9,426	47,474	15,387
Operating expenses:
Selling, service and administration	15,046	12,845	11,355	27,891	23,326
Research, development and engineering	10,217	10,211	7,441	20,428	14,896
Merger termination proceeds, net	—	—	—	—	(4,516)

Net operating expenses	25,263	23,056	18,796	48,319	33,706

Operating income (loss)	738	(1,583)	(9,370)	(845)	(18,319)
Non-operating income:
Interest and other income, net	187	58	357	245	699

Total non-operating income	187	58	357	245	699

Income (loss) before income taxes	925	(1,525)	(9,013)	(600)	(17,620)
Provision for (benefit from) income taxes	1,536	(1,726)	(2,893)	(190)	(5,970)

Net (loss) income	$(611)	$201	$(6,120)	$(410)	$(11,650)

Net (loss) income per share - basic	$(0.02)	$0.01	$(0.22)	$(0.01)	$(0.43)

Net (loss) income per share - diluted	$(0.02)	$0.01	$(0.22)	$(0.01)	$(0.43)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Second Quarter Fiscal 2011 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2011 Results

(Amounts in thousands)

(Unaudited)

Financial Position As Of:	Oct 2, 2010	Jul 3, 2010	Apr 3, 2010
Assets
Current assets:
Cash and cash equivalents	$40,420	$54,225	$39,335
Restricted cash	10,769	10,824	10,824
Short-term investments	118,628	114,894	116,140

Total cash, restricted cash and investments	169,817	179,943	166,299
Trade receivables, net	46,388	33,482	38,061
Inventories	73,064	69,936	72,090
Shipped systems pending acceptance	6,285	3,412	4,106
Deferred income taxes, net	7,499	7,216	7,232
Other current assets	8,350	8,441	8,677

Total current assets	311,403	302,430	296,465
Non-current assets:
Auction rate securities	5,215	4,630	5,021
Property, plant and equipment, net	39,575	39,732	40,590
Non-current deferred income taxes, net	32,909	33,984	31,079
Goodwill	4,014	—	—
Acquired intangible assets, net	10,895	7,734	8,255
Other assets	13,340	11,200	13,008

Total assets	$417,351	$399,710	$394,418

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$20,440	$15,829	$14,607
Accrued liabilities	22,683	18,554	14,937
Deferred revenue	16,373	10,591	13,193

Total current liabilities	59,496	44,974	42,737

Non-current income taxes payable	9,260	9,195	9,019

Shareholders’ equity:
Preferred and common stock	147,785	145,312	142,369
Retained earnings	199,076	199,687	199,486
Accumulated other comprehensive income	1,734	542	807

Total shareholders’ equity	348,595	345,541	342,662

Total liabilities and shareholders’ equity	$417,351	$399,710	$394,418

End of period shares outstanding	28,072	27,901	27,665

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Second Quarter Fiscal 2011 Results

Electro Scientific Industries, Inc.

Analysis of Second Quarter Fiscal 2011 Results

(Dollars and shares in thousands)

(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
	Oct 2, 2010	Jul 3, 2010	Sep 26, 2009	Oct 2, 2010	Sep 26, 2009
Sales detail:

Semiconductor Group	$13,160	$19,057	$7,714	$32,217	$12,974

Components Group	13,304	18,803	6,098	32,107	11,248

Interconnect Micro-Machining Group	33,090	20,611	13,826	53,701	26,019

Total	$59,554	$58,471	$27,638	$118,025	$50,241

Gross margin %	44%	37%	34%	40%	31%

Selling, service and administration expense %	25%	22%	41%	24%	46%

Research, development and engineering expense %	17%	17%	27%	17%	30%

Operating income (loss) %	1%	(3%)	(34%)	(1%)	(36%)

Effective tax rate %	166%	113%	32%	32%	34%

Average shares outstanding - basic	28,010	27,791	27,356	27,901	27,295

Average shares outstanding - diluted	28,010	28,212	27,356	27,901	27,295

End of period employees	627	597	569	627	569

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Second Quarter Fiscal 2011 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2011 Results

(In thousands, except per share data)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:

	Fiscal quarter ended			Two fiscal quarters ended
	Oct 2, 2010	Jul 3, 2010	Sep 26, 2009	Oct 2, 2010	Sep 26, 2009
Gross profit per GAAP	$26,001	$21,473	$9,426	$47,474	$15,387
Add back:
Purchase accounting included in cost of sales	289	289	289	578	578
Equity compensation included in cost of sales	294	282	350	576	565

Total non-GAAP adjustments to gross profit	583	571	639	1,154	1,143

Non-GAAP gross profit	$26,584	$22,044	$10,065	$48,628	$16,530

Non-GAAP gross margin	44.6%	37.7%	36.4%	41.2%	32.9%

Operating expenses per GAAP	$25,263	$23,056	$18,796	$48,319	$33,706
Less:
Purchase accounting included in operating expenses:
Selling, service and administration	139	189	198	328	641
Research, development and engineering	36	36	36	72	62

Subtotal-purchase accounting included in operating expenses	175	225	234	400	703

Equity compensation included in operating expenses:
Selling, service and administration	1,638	2,224	1,460	3,862	3,238
Research, development and engineering	399	377	337	776	651

Subtotal-equity compensation included in operating expenses	2,037	2,601	1,797	4,638	3,889

Acquisition costs (settlement proceeds) included in operating expenses:
Selling, service and administration	280	(889)	—	(609)	—

Subtotal-acquisition costs (settlement proceeds) included in operating expenses	280	(889)	—	(609)	—

Other non-recurring items included in operating expenses:
Merger termination proceeds, net	—	—	—	—	(4,516)

Subtotal-other non-recurring items included in operating expenses	—	—	—	—	(4,516)

Total non-GAAP adjustments to operating expenses	2,492	1,937	2,031	4,429	76

Non-GAAP operating expenses	$22,771	$21,119	$16,765	$43,890	$33,630

Operating income (loss) per GAAP	$738	$(1,583)	$(9,370)	$(845)	$(18,319)
Non-GAAP adjustments to gross profit	583	571	639	1,154	1,143
Non-GAAP adjustments to operating expenses	2,492	1,937	2,031	4,429	76

Non-GAAP operating income (loss)	$3,813	$925	$(6,700)	$4,738	$(17,100)

Non-operating income, net per GAAP	$187	$58	$357	$245	$699

Non-GAAP non-operating income	$187	$58	$357	$245	$699

Net (loss) income per GAAP	$(611)	$201	$(6,120)	$(410)	$(11,650)
Non-GAAP adjustments to gross profit	583	571	639	1,154	1,143
Non-GAAP adjustments to operating expenses	2,492	1,937	2,031	4,429	76
Income tax effect of non-GAAP adjustments	394	(1,941)	(406)	(1,547)	377

Non-GAAP net income (loss)	$2,858	$768	$(3,856)	$3,626	$(10,054)

Basic Non-GAAP net income (loss) per share	$0.10	$0.03	$(0.14)	$0.13	$(0.37)

Diluted Non-GAAP net income (loss) per share	$0.10	$0.03	$(0.14)	$0.13	$(0.37)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Second Quarter Fiscal 2011 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2011 Results

(Amounts in thousands)

(Unaudited)

Consolidated Condensed Statements of Cash Flows:

	Fiscal quarter ended			Two fiscal quarters ended
	Oct 2, 2010	Jul 3, 2010	Sep 26, 2009	Oct 2, 2010	Sep 26, 2009
Net (loss) income	$(611)	$201	$(6,120)	$(410)	$(11,650)
Non-cash adjustments and changes in operating activities	(1,266)	14,568	4,942	13,302	9,561

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(1,877)	14,769	(1,178)	12,892	(2,089)

NET CASH USED IN INVESTING ACTIVITIES	(12,920)	(198)	(38,477)	(13,118)	(67,194)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	150	69	97	219	(116)

Effect of exchange rate changes on cash	842	250	375	1,092	1,152

NET CHANGE IN CASH AND CASH EQUIVALENTS	(13,805)	14,890	(39,183)	1,085	(68,247)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	54,225	39,335	124,474	39,335	153,538

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$40,420	$54,225	$85,291	$40,420	$85,291

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141